Exhibit 99.1

SANUWAVE Announces Q1 FY2024 Financial Results

Q1 2024 revenues were $5.8 million, up 53% from Q1 2023

Q1 2024 gross margin was 73%, up 600bp from Q1 2023

Operating loss was $1.1 million for Q1 2024 compared to $2.0 million for Q1 2023

Company provides guidance for revenue growth of 45-55% for Q2 2024 versus Q2 2023 and reiterates revenue growth guidance of 50% for FY 2024 compared to FY 2023

EDEN PRAIRIE, MN, May 10, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire -- Sanuwave Health, Inc. (the "Company" or "Sanuwave”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, is pleased to provide its financial results for the three months ended March 31, 2024.

Q1 2024 ended March 31, 2024

■
Revenue for the three months ended March 31, 2024, totaled $5.8 million, an increase of 53%, as compared to $3.8 million for the same period of 2023.  This growth is within the previous guidance for a 45 – 55% increase.

■	43 UltraMist® systems were sold in Q1 2024, up from 28 in Q1 2023, and down from 79 in Q4 2023.

■
UltraMist® consumables revenue increased by 64% to $4.1 million (71% of revenues) in Q1 2024, versus $2.5 million for the same quarter last year. UltraMIST systems and consumables remained the primary revenue growth driver and continued to represent in excess of 90% of SANUWAVE’s overall revenues in Q1 2024.

■
Gross margin as a percentage of revenue amounted to 73% for the three months ended March 31, 2024, vs. 67% for the same period last year, driven by the increase in average selling price of UltraMist® and stabilization of cost of sales in 2024.

■
For the three months ended March 31, 2024, operating loss totaled $1.1 million, an improvement of $0.9 million compared to Q1 2023 as a result of the Company’s continued efforts to drive profitable growth and manage expenses.

■	Net loss for the first quarter of 2024 was $4.5 million, driven predominantly by the change in the fair value of derivative liabilities, and interest expense.

■	Adjusted EBITDA [1] loss for the three months ended March 31, 2024, was $59 thousand versus an Adjusted EBITDA loss of $1.8 million for the same period last year, an improvement of $1.7 million.

1 This is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

“The first quarter showed an acceleration in year over year revenue growth rate for Sanuwave as we start to see the results of all the hard work put in on manufacturing, operations, and increasingly sales,” said Morgan Frank, CEO.  “This was the best first quarter in Company history by a wide margin, and Adjusted EBITDA remained near break-even level despite some meaningful non-recurring costs in the quarter.  Like much of the life science and medical device space, the first quarter is a seasonally slower time for Sanuwave, but this did not stop us from accelerating our growth rate and setting the groundwork to build and sustain this higher growth.  We hired four new salespeople in the quarter and are looking to hire more going forward.  We aim for 2024 to be the breakout year for Sanuwave.”

Financial Outlook

The Company forecasts Q2 2024 revenue to rise 45-55% vs Q2 2023 and for gross margin as a percentage of revenue to remain in the mid 70s.

Our merger with SEPA remains ongoing and active.  We’re continuing to work toward finalizing the exchange listing and the Company believes it sees a path to closing this transaction in May.

As previously announced, a business update will occur via conference call on May 10, 2024 at 8:30 a.m. EST. Materials for the conference call are included on the Company website at

http://www.sanuwave.com/investors

Telephone access to the call will be available by dialing the following numbers:

Participant Listening: 1-800-245-3047 or 1-203-518-9765

OR click the link for instant telephone access to the event.

https://viavid.webcasts.com/starthere.jsp?ei=1665712&tp_key=5ceebf04ab

A replay will be made available through June 3, 2024:
Toll-Free: 1-844-512-2921 or 1-412-317-6671
Replay Access ID: 1155590

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE's end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Non-GAAP Financial Measures

This press release includes certain financial measures that are not presented in our financial statements prepared in accordance with accounting principles generally accepted in the United States (U.S.) (“U.S. GAAP”). These financial measures are considered "non-GAAP financial measures" and are intended to supplement, and should not be considered as superior to, or a replacement for, financial measures presented in accordance with U.S. GAAP.

The Company uses Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA to assess its operating performance. Adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization adjusted for the change in fair value of derivatives and any significant non-cash or infrequent charges.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net loss as a measure of financial performance or any other performance measure derived in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. These non-GAAP financial measures are presented in a consistent manner for each period, unless otherwise disclosed. The Company uses these measures for the purpose of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. These measures also help the Company to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to GAAP measures, allows them to see the Company’s results through the eyes of management, and to better understand its historical and future financial performance. These non-GAAP financial measures are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

EBITDA and Adjusted EBITDA have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are that EBITDA and Adjusted EBITDA:

•	Do not reflect every expenditure, future requirements for capital expenditures or contractual commitments.
•	Do not reflect all changes in our working capital needs.
•	Do not reflect interest expense, or the amount necessary to service our outstanding debt.

As presented in the GAAP to Non-GAAP Reconciliations section below, the Company’s non-GAAP financial measures exclude the impact of certain charges that contribute to our net loss.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations and constraints, plans for future business development activities and the planned merger with SEP Acquisition Corp. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with supply chain and production constraints, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, the Company’s ability to consummate the proposed business combination with SEP Acquisition Corp. and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.
Contact: investors@sanuwave.com

SELECTED FINANCIAL DATA
FOR THE QUARTERS ENDED MARCH 31, 2024 AND 2023

(in thousands)	2024	2023

Revenue	$5,786	$3,775
Cost of Revenues	1,584	1,262

Gross Margin	4,202	2,513
Gross Margin %	72.6%	66.6%

Total operating expenses	5,252	4,491
Operating Loss	$(1,050)	$(1,978)

Total other expense	(3,478)	(11,102)

Net Loss	$(4,528)	$(13,080)

NON-GAAP ADJUSTED EBITDA
FOR THE QUARTERS ENDED MARCH 31, 2024 AND 2023
(in thousands)	2024	2023

Net loss	$(4,528)	$(13,084)
Non-GAAP Adjustments:
Interest expense	3,560	4,278
Depreciation and amortization	218	189
EBITDA	(750)	(8,617)
Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	2,501	6,797
Other non-cash or non-recurring charges:
Loss on extinguishment of debt	105	-
Severance agreement and legal settlement	585	-
License and option agreement	(2,500)	-
Adjusted EBITDA	$(59)	$(1,820)

PART I - FINANCIAL INFORMATION
SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash	$2,936	$1,797
Accounts receivable, net of allowance of $1,237 and $1,237, respectively	3,008	3,314
Inventory	2,461	2,951
Prepaid expenses and other current assets	2,426	1,722
Total Current Assets	10,831	9,784
Non-Current Assets:
Property, equipment and right of use assets, net	975	938
Intangible assets, net	4,258	4,434
Goodwill	7,260	7,260
Total Non-Current Assets	12,493	12,632

Total Assets	$23,324	$22,416

LIABILITIES
Current Liabilities:
Senior secured debt, in default	$18,910	$18,278
Convertible promissory notes payable	7,477	5,404
Convertible promissory notes payable, related parties	2,527	1,705
Asset-backed secured promissory notes payable	-	3,117
Asset-backed secured promissory notes payable, related parties	-	1,458
Accounts payable	5,062	5,705
Accrued expenses	6,849	5,999
Factoring liabilities	1,561	1,490
Warrant liability	19,818	14,447
Accrued interest	6,118	5,444
Accrued interest, related parties	786	669
Current portion of contract liabilities	107	92
Other	969	947
Total Current Liabilities	70,184	64,755
Non-Current Liabilities:
Lease liabilities	395	492
Contract liabilities	340	347
Total Non-Current Liabilities	735	839

Total Liabilities	$70,919	$65,594

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.001, 5,000,000 shares authorized, 6,175 Series A, 293 Series B, 90 Series C, and 8 Series D designated shares, respectively; no shares issues and outstanding at 2023 and 2022	$-	$-
Common stock, par value $0.001, 2,500,000,000 shares authorized, 1,140,559,527 issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,140	1,140
Additional paid-in capital	175,842	175,842
Accumulated deficit	(224,577)	(220,049)
Accumulated other comprehensive loss	-	(111)
Total Stockholders' Deficit	(47,595)	(43,178)
Total Liabilities and Stockholders' Deficit	$23,324	$22,416

SAUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended March 31,
(In thousands, except share and per share data)	2024	2023

Revenue	$5,786	$3,775
Cost of revenues	1,584	1,262

Gross Margin	4,202	2,513

Operating Expenses:
General and administrative	3,675	2,759
Selling and marketing	1,232	1,412
Research and development	163	131
Depreciation and amortization	182	189
Total Operating Expenses	5,252	4,491

Operating Loss	(1,050)	(1,978)

Other Income (Expense)
Interest expense	(3,237)	(3,512)
Interest expense, related party	(323)	(766)
Loss on extinguishment of debt	(105)	-
Change in fair value of derivative liabilities	(2,501)	(6,797)
Other expense	(102)	(27)
Other income	2,790	-
Total Other Expense	(3,478)	(11,102)

Net Loss	$(4,528)	$(13,080)

Other Comprehensive Loss
Foreign currency translation adjustments	111	(4)
Total Comprehensive Loss	$(4,417)	$(13,084)

Loss per Share:
Net loss per share, basic and diluted	$-	$(0.02)
Weighted average shares outstanding, basic and diluted	1,162,250,687	575,028,811

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
(In thousands, except share data)
	Common Stock
	Shares Issued and Outstanding	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances as of December 31, 2023	1,140,559,527	$1,140	$175,842	$(220,049)	$(111)	$(43,178)
Net loss	-	-	-	(4,528)	-	(4,528)
Foreign currency translation adjustment	-	-	-	-	111	111

Balances as of March 31, 2024	$1,140,559,527	$1,140	$175,842	$(224,577)	$-	$(47,595)

	Common Stock
	Shares Issued and Outstanding	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances as of December 31, 2022
Shares issued for services	548,737,651	$549	$152,750	$(194,242)	$(67)	$(41,010)
Shares issued for settlement of debt and warrants	6,900,000	7	296	-	-	303
Net loss	-	-	-	(13,080)	-	(13,080)
Foreign currency translation adjustment	-	-	-	-	(4)	(4)

Balances as of March 31, 2023	1,696,197,178	$556	$153,046	$(207,322)	$(71)	$(53,791)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended March 31,
(In thousands)	2024	2023

Cash Flows - Operating Activities:
Net loss	$(4,528)	$(13,080)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	218	259
Bad debt expense	147	156
Loss on extinguishment of debt	105	-
Change in fair value of derivative liabilities	2,501	6,797
Amortization of debt issuance and debt discounts	1,553	1,931
Accrued interest	955	1,365
Changes in operating assets and liabilities
Accounts receivable	152	906
Inventory	490	(203)
Prepaid expenses and other assets	192	195
Accounts payable	(643)	864
Accrued expenses	(20)	450
Contract liabilites	(22)	(11)
Net Cash Provided by/ (Used in) Operating Activities	1,100	(371)

Cash Flows - Investing Activities
Purchase of property and equipment	(114)	(18)
Net Cash Flows Used In Investing Activities	(114)	(18)

Cash Flows - Financing Activities
Proceeds from factoring	71	(610)
Principal payments on finance leases	(29)	(44)
Net Cash Flows Provided by /(Used In) Financing Activities	42	(654)

Effect of Exchange Rates on Cash	111	(4)

Net Change in Cash During Period	1,139	(1,047)

Cash at Beginning of Period	1,797	1,153
Cash at End of Period	$2,936	$106

Supplemental Information:
Cash paid for interest	$971	$908
Non-Cash Investing and Financing Activities:
Warrants issued in conjunction with senior secured promissory note payable and
convertible promissory notes payable	$2,784	$-
Conversion of asset-backed secured promissory notes to convertible promissory notes	2,584	-
Common shares issued for advisory shares	-	302